Exhibit 99.05
                              Kilowatt-Hour Sales
                              (In Millions of KWHs)

                                    3 Months Ended March
                             ------------------------------------
                               2005          2004       Change
                               ----          ----       ------
Kilowatt-Hour Sales-

Total Sales                   45,527        45,785      -0.6%

Total Retail Sales-           36,728        37,030      -0.8%
 Residential                  11,641        12,063      -3.5%
 Commercial                   11,399        11,298       0.9%
 Industrial                   13,439        13,420       0.1%
 Other                           249           249       0.1%

Total Wholesale Sales          8,799         8,755       0.5%

Notes
-----

-Certain prior year data has been reclassified to conform with current year presentation.
-Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.